EXHIBIT 10.2
                      STOCK PURCHASE AGREEMENT

1. SUBSCRIPTION: The undersigned, AMPANG Investments Ltd., a Bahamian corporation (the "Subscriber"), in consideration of past services provided by Subscriber as more particularly described in Schedule "A" hereby purchases four million (4,000,000) restricted shares of Common Stock (the "Shares") of FirstBingo.com, a Nevada corporation (the "Company"). This agreement is subject to the following terms and conditions:

     a. No certificates for Shares shall be transferred to the undersigned until the entire consideration is received by the Company.

     b. The Shares represented by this certificate must be held for a period of at least one (1) year.

     c. The parties hereto are relying upon Regulation S of the Securities Act of 1933 (Regs. 901-905).

2. REPRESENTATIONS AND WARRANTIES: The undersigned Subscriber hereby represents and warrants to the Company:

     a. The undersigned Subscriber understands that the Company's SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCIES AND NO REGISTRATION STATEMENT HAS BEEN FILED WITH ANY REGULATORY AGENCY.

     b. The undersigned Subscriber is not an underwriter and would be acquiring the Company's Shares solely for investment for its own account and not with a view to, or for, resale in connection with any distribution with in the meaning of the federal securities act, the state securities acts or any other applicable state securities acts;

     c. The undersigned Subscriber is not being made to a person in the United States of America and at the time the buy order was originated, the Subscriber was outside the United States of America. The undersigned Subscriber is not a citizen of the United States (a U.S. Person) as that term is defined in Reg. S of the Securities Act of 1933 and was not formed by a U. S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933.

     d. The undersigned Subscriber understands the speculative nature and risks of investments associated with the Company, and confirms that the Shares would be suitable and consistent with its investment program and that its financial position enable him or her to bear the risks of this investment;




     e. To the extent that any federal, and/or state securities laws shall require, the Subscriber hereby agrees that any securities acquired pursuant to this Agreement shall be without preference as to assets;

     f. The certificate for Shares will contain a legend that transfer is prohibited except in accordance with the provisions of Regulation S.

     g. The Subscriber has had the opportunity to ask questions of the Company and has received all information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Subscriber acknowledges receipt of: (1) All material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all filings made with the Securities and Exchange Commission; and, (4) an opportunity to question the appropriate executive officers or partners;

     h. The Subscriber has satisfied the suitability standards and securities laws imposed by government of Commonwealth of the Bahamas;

     i. The Subscriber has adequate means of providing for his current needs and personal contingencies and has no need to sell the Shares in the foreseeable future (that is at the time of the investment, Subscriber can afford to hold the investment for an indefinite period of time);

     j. The Subscriber has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Subscriber is capable of reading and interpreting financial statements and represents that it is a sohisticated investor as that term is defined in United States court cases and the rules, regulations and decisions of the United States Securities and Exchange Commission.

     k. The offer and sale of the Shares referred to herein is being made outside the United States within the meaning of Reg. D an is in full compliance with Reg. S;

     l. The Subscriber is not a U. S. person within the meaning of Regulation S and is not acquiring the Shares for the account or benefit of any U. S. person or is a U. S. Person who purchased the Shares in a transaction that did not require registration under the Securities Act of 1933, as amended; and,

     m. The Subscriber agrees to resell such Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration.

3.   STATUS OF PURCHASER:

     [   ]     I am not a member of, or an associate or affiliate of
               a member of the National Association of Securities
               Dealers.

     [   ]     I am a member of, or an associate or affiliate of a
               member of the National Association of Securities
               Dealers. Attached is a copy of an agreement signed by the principal of the firm with which I am affiliated agreeing to my participation in this investment.

4. MISCELLANEOUS: This Stock Purchase Agreement shall be binding upon the parties hereto, their heirs, executors, successors, and legal representatives. The law of the State of Nevada, United States of America shall govern the rights of the parties to this Agreement and the exclusive jurisdiction and venue of any action brought in connection with this agreement will be the federal and/or state courts of Nevada.

     The undersigned Subscriber hereby declares and affirms that he/she/they have read the within and foregoing Stock Purchase
Agreement, is familiar with the contents thereof and agrees to abide by the terms and conditions set forth therein, and knows the statements therein to be true and correct.

     IN WITNESS WHEREOF, the parties have executed this Stock
Purchase Agreement this 30th day of September, 2000 at Nassau
Bahamas.

                              SUBSCRIBER(S)


                              AMPANG Investments Ltd.


                              BY: /s/ Iain Brown

                              Cable Beach Court Units
                              Nassau, Bahamas
                              Address

                              (242) 327-4630
                              Area Code and Telephone Number


ACCEPTED BY SELLER:

FirstBingo.com

BY:  /s/ Richard Wachter
     President





                            SCHEDULE "A"

The services provided by the Subscriber for the benefit of FirstBingo.com up to and including the 30th day of September, 200 include, but are not limited to, the following services:

        (1) consulting services related to the development and ongoing maintence of the Inernet Trivia Bingo game;
        (2) consulting services relating to the development of the TV Trivia Bingo game show concept;
        (3) consulting services relating to the production of the TV Trivia Bingo game show pilot;
        (4)   design and invention of TV Trivia Bingo;
        (5)   marketing and advertising support;
        (6)   investor relations and related services; and
        (7)   third party financing.